UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  September 28, 2005
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                         HUMAN PHEROMONE SCIENCES, INC.
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             (Exact name of Registrant as specified in its charter)


      CALIFORNIA                     0-23544               94-3107202
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(State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)             File Number)        Identification No.)


    84 W. SANTA CLARA STREET, SUITE 720, SAN JOSE, CALIFORNIA     95113
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      (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code:  (408) 938-3030
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          (Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.  Other Events

Human Pheromone Sciences, Inc. (the "Registrant", the "Company" or "HPS") announced today that it has signed a binding term sheet with Rubinson & Associates, Inc. ("Rubinson") under which Rubinson will purchase 833,333 units, each consisting of one unregistered share of common stock of HPS, together with five year warrants for the purchase of four additional shares of common stock. The amount to be initially invested will be $500,000. If fully exercised, the warrants would result in an aggregate additional investment of $2,416,666, however there can be no assurance that any of the warrants will be exercised.

The terms agreed by the Company and Rubinson are subject to the completion of mutual Due Diligence, which is expected to be completed by the end of October and the completion of all legal, corporate and securities compliance requirements. A closing is scheduled for November 7th. The understanding with Rubinson also provides that Mitchell Rubinson, Chairman of Rubinson & Associates, Inc., will be employed by the Company at a base salary of $1.00 per year and elected as Chairman of the Board of Directors.


ITEM 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Exhibits

                  99.1 Press Release dated September 28, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HUMAN PHEROMONE SCIENCES, INC.



Date:  September 30, 2005        By: /s/ William P. Horgan
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                                     William P. Horgan, Chief Executive Officer


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

                                  EXHIBIT INDEX


                  99.1 Press Release dated September 28, 2005.




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